UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Kurv ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Letterman Drive, Building C, Suite 3-500, San Francisco, CA	94129
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-233633.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the respective shares of beneficial interest, no par value, of Kurv Technology Titans Select ETF, a series of Kurv ETF Trust (the "Trust") to be registered hereunder are set forth in the Registrant’s Registration Statement on Form N-1A, as amended (File Nos. 333-233633; 811-23473) as filed with the Securities and Exchange Commission, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and each’s I.R.S. Employer Identification Number are as follows:

Series Name	EIN
Kurv Technology Titans Select ETF	99-3234432

ITEM 2. EXHIBITS.

1.	The Trust’s Trust Instrument is included as exhibit (a)(4) to Post-Effective Amendment No. 10 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-233633; 811-23473), as filed with the Securities and Exchange Commission on March 22, 2024.

2.	The Trust’s By-Laws are included as Exhibit (b)(1) to the Post-Effective Amendment No. 10 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-233633; 811-23473), as filed with the Securities and Exchange Commission on March 22, 2024

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  July 22, 2024

KURV ETF TRUST

By:	/s/ Masako Walsh
Name:	Masako Walsh
Title:	Secretary